Consent of Independent Auditors



We consent to the references to our firm under the captions "Independent Auditors" and to the use of our reports dated February 11, 2002, with respect to the financial statements of Principal Life Insurance Company Variable Life Separate Account and February 1, 2002 with respect to the financial statements and schedules fo Principal Life Insruance Company, in the Regstration Statement (Pre-Effective Amendment No. 2 to Form N-6 No. 333-100838) and related Prospectus of Principal Life Insurance Company Variable Life Separate Account - Principal Variable Universal Life Accumulator II



Des Moines, Iowa
February 11, 2003